Exhibit 23.3

CONSENT OF ANALYSIS, RESEARCH & PLANNING CORPORATION

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and any further amendment thereto the information contained in our report to Ingersoll-Rand Company Limited (the “Company”) to assist the Company in setting forth an estimate of the Company’s total liability for pending and unasserted future asbestos-related claims.

June 3, 2008

Analysis, Research & Planning Corporation

By:	/s/ Thomas Vasquez, Ph.D
Name:	Thomas Vasquez, Ph.D
Title:	Vice President